Exhibit 99.1

Press Release

Entrust Announces Second Quarter Fiscal Year 2007 Financial Results

DALLAS – July 31, 2007 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended June 30, 2007.

Revenue for the second quarter was $24.5 million, an increase of 11% from $22.1 million in Q2, 2006. Revenue in the second quarter was driven by product revenue, which increased 21% from Q2, 2006. Deferred revenue in the second quarter increased $5.6 million over Q2, 2006 to $28.5 million, a record high. Services revenue in the quarter was $15.6 million, which is up 6% from Q2 of last year. The key driver for the increase in services revenue was the company’s 2nd highest quarterly support and maintenance revenue attainment.

“I am pleased that we grew product revenue 29 percent for the first half of the year, we increased our deferred revenue by $5.6 million from Q2, 2006 and we generated $2.7 million in positive cash flow from operations,” said Bill Conner, Entrust Chairman, President and Chief Executive Officer. “Our focus for the second half of 2007 is on driving product revenue, increasing profitability and creating shareholder value. This quarter is off to a fast start as we have already booked over $3.5 million in product revenue, and are continuing to see activity levels that positions us well to meet our second half revenue and earnings targets.”

Entrust recorded a Q2, 2007 net loss, calculated in accordance with GAAP, of $3.2 million, or $0.05 per share, compared to Q2, 2006 net loss of $1.3 million, or $0.02 per share. On a non-GAAP basis the company recorded a loss of $1.5 million, or $0.02 per share, compared to Q2, 2006 loss of $300 thousand, or $0.00 per share. The non-GAAP figures exclude amortization of purchased intangibles and stock-option based compensation expense. See the financial table below reconciling these non-GAAP figures to GAAP.

For the second quarter 2007 the company generated $2.7 million in positive cash flow from operations and cash and marketable securities increased to $24.2 million from $20.8 million in the first quarter of 2007.

Conner added, “To increase our sales capacity and execution, this month we have added additional direct sales resources, inside sales resource, created small medium enterprise (SME) sales teams and increased our executive sales leadership. I am particularly pleased as these were accomplished while also achieving a fast start to the 3rd quarter.”

Financial Outlook:

Entrust is targeting total revenue for the second half of 2007 of $55.0 million. Entrust is targeting a net loss of $.02 per share for the second half of 2007 and a non-GAAP income per share of $0.04. These non-GAAP results exclude the following items: amortization of intangible assets related to acquisitions and stock-based compensation. See the financial table below reconciling these non-GAAP figures to GAAP.

The following charges for the second half of 2007, reconcile the GAAP and non-GAAP earnings per share:

•	A stock-based compensation charge in accordance with SFAS 123R of approximately $2.2 million, or $(0.04) per share for the second half of 2007.

(more)

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Amortization charges of intangible assets primarily associated with the acquisition of Business Signatures, Orion and AmikaNow of approximately $1.2 million, or $(0.02) per share for the second half of 2007.

Q2 Business and Financial Metrics:

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Revenue of $24.5 million consisted of 36% product revenue ($8.9 million) and 64% services and maintenance revenue ($15.6 million). Total revenue increased 14% for the first half of 2007 over the first half of 2006, and increased 11% over Q2, 2006. Product revenue increased 29% for the first half of 2007 over the first half of 2006, and increased 21% over Q2, 2006.

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Product revenue for the quarter was 32% Extended Government and 68% Extended Enterprise. The financial services vertical continued to be strong, increasing 48% over Q2, 2006 and accounting for approximately 36% of product revenue in Q2, 2007. Entrust has added 18 new financial institutions to its customer base in 2007, an increase of 157% over the first half of 2006.

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Product revenue from deals under $500 thousand increased 39% over Q2, 2006 and 6% over Q1, 2007. For the first half of 2007, product revenue from deals under $500 thousand increased 51% over the first half of 2006.

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Entrust’s top 5 product revenue transactions accounted for 8 percent of revenue in the quarter. Entrust’s largest transaction was a U.S federal government deal valued at approximately $1.0 million, and there were no product deals over $1.0 million in the quarter.

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Emerging growth products (Entrust IdentityGuard, Boundary Messaging and Fraud Detection) accounted for $1.7 million, or 19% of product revenue, up 33% from $1.2 million in Q2, 2006. Entrust IdentityGuard transactions increased to 39 this quarter, up from 16 in Q2, 2006. Entrust IdentityGuard product revenue increased 40% over Q2, 2006 and the company achieved their first Entrust IdentityGuard Token shipments.

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Public Key Infrastructure (PKI) products accounted for $6.4 million, or 71% of product revenue, up 10% from $5.8 million in Q2, 2006. Entrust certificate services increased 29 percent year-over-year and accounted for $1.8 million of product revenue in Q2, 2007.

•	Single Sign-on (SSO) products accounted for $890,000, or 10% of product revenue, up 153% from $352,000 in Q2, 2006.

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The average purchase size in the second quarter was $61,000, a decrease from $81,000 in Q2, 2006. Total transactions in Q2, 2007 reached 106, which is up from 71 in Q2, 2006. Twenty-nine, or 27% of the transactions were from new customers. For the first half of 2007 new customers increased 89% over the first half of 2006.

Technology and Industry Highlights:

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Entrust® IdentityGuard, Entrust’s award-winning versatile authentication platform, received another prestigious accolade this month. SC Magazine, a well-respected IT security publication, named the solution as a “Best Buy” in their authentication group test, which featured side-by-side comparisons of the industry’s leading authentication platforms. A key component of a strategic layered security model, the Entrust IdentityGuard versatile authentication platform received a five-star overall rating — only one of two vendors to do so — and was hailed as “a simple solution to a complex problem, providing a single interface to manage two-factor authentication.”

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In May, Entrust became the first certification authority (CA) to successfully meet the WebTrust operational requirements for Extended Validation SSL certificates, the frontline of protection in a layered security defense. That same month, Entrust surpassed the 250 benchmark in sales of Extended Validation SSL certificates, which is the newest technology in thwarting phishing and man-in-the-middle attacks, helping secure communication and transactions between a consumer and a Web browser.

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Skanska, an $18.3 billion (USD) international construction services corporation, selected the Entrust’s versatile authentication platform, Entrust IdentityGuard. In an effort to safeguard access, reduce cost and ease deployment logistics, Skanska replaced a competitor’s expensive hardware tokens for Entrust IdentityGuard’s convenient grid-based authentication option. In all, 5,000 Skanska end-users worldwide, plus a possible 20,000 contractors, will make the switch to the easy-to-use authenticator.

Entrust will host a live teleconference and Webcast on Tuesday, July 31, 2007 at 5:00 p.m. (Eastern), featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company’s fiscal second quarter results and 2007 outlook. The conference call audio will be available live via dial-in at 1-800-732-6179 and via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1596960. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 7:00 p.m. (Eastern), Tuesday, July 31, 2007 through Tuesday, August 7, 2007 at 11:59 p.m. (Eastern). The North American replay number is 1- 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21238941#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected revenue, net income and net loss per share and non-GAAP income per share for the second half of 2007. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, unconverted customer opportunities, issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,650 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and email security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations
972-713-5824	(972) 713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

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ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30th,		Six Months Ended June 30th,
	2007	2006	2007	2006
Revenues:
Product	8,930	$7,388	18,074	$13,966
Services and maintenance	15,563	14,666	30,982	29,187

Total revenues	24,493	22,054	49,056	43,153

Cost of revenues:
Product	2,162	1,230	3,970	3,174
Services and maintenance	7,759	7,407	15,207	14,448
Amortization of purchased product rights	345	212	677	419

Total cost of revenues	10,266	8,849	19,854	18,041

Total gross profit	14,227	13,205	29,202	25,112

Operating expenses:
Sales and marketing	8,813	7,208	17,906	14,721
Research and development	5,312	4,403	10,661	8,643
General and administrative	3,258	3,553	6,518	7,228
Restructuring charges and adjustments	—	(130)	—	2,765

Total operating expenses	17,383	15,034	35,085	33,357

Loss from operations	(3,156)	(1,829)	(5,883)	(8,245)

Other income (expense):
Interest income	176	840	356	1,582
Foreign exchange gain (loss)	(177)	(63)	70	(271)
Loss from equity investments	—	(122)	(77)	(293)
Writedown of long-term strategic and equity investments	—	—	—	(3,016)

Total other income (expense)	(1)	655	349	(1,998)

Loss before income taxes	(3,157)	(1,174)	(5,534)	(10,243)

Provision for income taxes	72	90	124	189

Net loss	$(3,229)	$(1,264)	$(5,658)	$(10,432)

Weighted average common shares used
Basic	60,777	59,741	60,582	59,818
Diluted	60,777	59,741	60,582	59,818

Net loss per share
Basic	$(0.05)	$(0.02)	$(0.09)	$(0.17)
Diluted	$(0.05)	$(0.02)	$(0.09)	$(0.17)

ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	December 31, 2006
ASSETS

Cash and marketable investments	$24,235	$22,527
Accounts receivable, net of allowance for doubtful accounts	17,011	21,117
Other current assets	3,382	2,904
Property and equipment, net	1,912	2,721
Purchased product rights and other purchased intangible assets, net	12,713	13,843
Goodwill	60,214	60,214
Long-term strategic and equity investments	91	169
Other long-term assets, net	4,102	4,321

Total assets	$123,660	$127,816

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accruals	$16,198	$20,268
Accrued restructuring charges	21,905	24,518
Deferred revenue	28,507	23,575
Long-term liabilities	218	231

Total liabilities	66,828	68,592

Shareholders’ equity	56,832	59,224

Total liabilities and shareholders’ equity	$123,660	$127,816

The following supplemental tables provide non-GAAP financial measures used by the company’s management to evaluate operational results. The company believes this information may be useful to investors. In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of purchase product rights, non recurring restructuring and impairment charges. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated April 25, 2007 that Entrust has filed with the Securities and Exchange Commission.

ENTRUST, INC.

SUPPLEMENTAL

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended June 30th,		Six Months Ended June 30th,
	2007	2006	2007	2006
Reconciliation of net loss per GAAP to Non-GAAP loss:

GAAP net loss	$(3,229)	$(1,264)	$(5,658)	$(10,432)
Adjustments for share-based compensation expense:
Cost of revenues	81	66	148	123
Sales and marketing	339	183	628	353
Research and development	204	70	401	130
General and administrative	511	339	952	669
Amortization of other purchased intangibles:
Cost of revenues	38	—	76	—
Sales and marketing	229	17	457	34
Amortization of purchased product rights	345	212	677	419
Restructuring charges and adjustments	—	(130)	—	2,765
Write-down of long-term strategic and equity investments	—	—	—	3,016
Tax effect on Non-GAAP adjustments	—	252	—	—

Non-GAAP loss	$(1,482)	$(255)	$(2,319)	$(2,923)

Reconciliation of net loss per diluted share according to GAAP to Non-GAAP loss per diluted share:

GAAP net loss per diluted share	$(0.05)	$(0.02)	$(0.09)	$(0.17)

Adjustments for share-based compensation expense	0.02	0.01	0.03	0.02
Amortization of other purchased intangibles:	—	—	0.01	—
Amortization of purchased product rights	0.01	—	0.01	0.01
Restructuring charges and adjustments	—	—	—	0.04
Write-down of long-term strategic and equity investments	—	—	—	0.05
Tax effect on Non-GAAP adjustments	—	0.01	—	—

	0.03	0.02	0.05	0.12

Non-GAAP loss per diluted share	$(0.02)	$(0.00)	$(0.04)	$(0.05)

Weighted average common shares used	60,777	59,741	60,582	59,818

Forward Looking Guidance

Earnings Per Share

Second Half 2007
U.S. GAAP measure	$(0.02)

Adjustments to exclude the effects of amortization of purchased intangible assets	$0.02

Adjustments to exclude the effects of expenses related to stock-based compensation	$0.04

Non-GAAP figures	$0.04